UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
JOBY AVIATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 25, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Joby Aviation, Inc., on June 14, 2024. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card.
You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) which we expect to mail on or about April 25, 2024, unless you have previously requested to receive our proxy materials in paper form. To ensure your representation at the Annual Meeting, please vote as soon as possible by following the instructions set forth in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy by following the instructions in the Notice, or if you asked to receive the proxy materials in paper form, please vote electronically via the Internet or by telephone, or complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 14, 2024: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

JOBY AVIATION, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2024

Time and Date:	June 14, 2024 at 10:00 a.m. Pacific Time.

Place:
You will be able to attend the Joby Aviation, Inc. Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/JOBY2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Purpose:
1.Elect the three Class III directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2027 Annual Meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

2.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3. Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).

4. Transact any other business that may properly come before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement or adjournment thereof.

Proxy Voting:	Holders of our common stock are entitled to one vote for each share held as of the record date.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at ir.jobyaviation.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,

JoeBen Bevirt
Chief Executive Officer

i

JOBY AVIATION, INC.
333 Encinal Street
Santa Cruz, CA 95060
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2024
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Joby Aviation, Inc., for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 14, 2024 at 10:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/JOBY2024.
NOTE REGARDING 2021 BUSINESS COMBINATION
On August 10, 2021, we consummated the business combination (the “Merger”), contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 23, 2021, pursuant to which Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly-owned subsidiary of Reinvent Technology Partners (“RTP”). Legacy Joby survived as a wholly-owned subsidiary of RTP, which was renamed Joby Aviation, Inc. (“Joby Aviation”).
Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “we,” “us,” “the Company,” “Joby” and “Joby Aviation” refer to the consolidated operations of Joby Aviation, Inc. and its subsidiaries. References to “Legacy Joby” refer to Joby Aero, Inc. prior to the Merger.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Joby’s board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Joby is making this proxy statement and its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2023 (the “2023 Annual Report”) available to its stockholders electronically via the Internet. On or about April 25, 2024 (the “Notice Date”), we mailed to our stockholders of record and beneficial owners at the close of business on April 15, 2024 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. On the Notice Date, all stockholders and beneficial owners will have the ability to access, free of charge, all proxy materials on a website referred to in the Notice.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Notice also instructs you on how you can submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings as well as reduce the environmental impact of printing and mailing multiple sets of materials to the same location.
If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder who makes a request.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the Annual Meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting and how does the board of directors recommend that I vote on these proposals?

Proposal		Board Recommendation
1
To elect JoeBen Bevirt, Aicha Evans and Michael Thompson as Class III directors, each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
FOR each of the nominees

2	Ratify the appointment of Deloitte & Touche LLP as Joby’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR

3	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).	FOR
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 15, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters to be voted on at the Annual Meeting. At the close of business on the Record Date, there were 706,662,312 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in their name. Shares held in street name are shares that are held in the name of a bank or broker on an individual’s behalf.
Am I entitled to vote if my shares are held in street name?
If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain a valid proxy from your broker or other nominee that gives you the right to vote the shares at the Annual Meeting.
How do I vote if I am a record holder?
If you are a record holder, you may vote:
•Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card;

•Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting — If you attend the meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 13, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Can I change my vote or revoke my proxy?
Yes, you can change your vote or revoke your proxy at any time before the vote is taken.
If you are a record holder, you can change your vote by:
•submitting a duly executed proxy with a later date using any of the methods described above;
•providing written notice of revocation to Joby’s Corporate Secretary at Joby Aviation, Inc., 333 Encinal Street, Santa Cruz, California 95060, prior to the Annual Meeting; or
•voting online at the Annual Meeting. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
Please note that if your shares are held in street name and you wish to revoke a proxy or change your voting instructions, you must contact your broker.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present in person or by remote communication, or represented by proxy, at the Annual Meeting in order to conduct business at the Annual Meeting. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present in person or by remote communication at the Annual Meeting or if you have properly submitted a proxy.
What is the vote required for each proposal?
•Proposal One: Each director shall be elected by a plurality of the votes cast, meaning that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
•Proposal Two: Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.

•Proposal Three: Approval of the non-binding advisory vote on the compensation of our named executive officers (the “NEOs”) requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.
What is an “abstention” or a “vote withheld” and how will abstentions and votes withheld be treated?
An “abstention,” in the case of Proposals Two or Three, or a “vote withheld,” in the case of Proposal One, represents a stockholder’s choice to decline to vote on a proposal. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining a quorum. Abstentions and votes withheld will have no effect on the election of directors, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm or the advisory vote on the compensation of our NEOs.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, unless the broker has received voting instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum is present.
If I submit a proxy, how will it be voted?
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy?”
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How can I attend and participate in the Annual Meeting?
The Annual Meeting will be conducted via live audio webcast. You will only be able to attend and participate in the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/JOBY2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.
The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) will be permitted to submit questions during the Annual Meeting. We will not address questions that are, among other things:
•irrelevant to Joby’s business or to the business of the Annual Meeting; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Executive Chairman or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting by following the procedures outlined above.

What if I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/JOBY2024. Technical support will be available starting at 9:45 a.m. Pacific Time on June 14, 2024.
How can I access the proxy materials online?
The Notice will provide you with instructions on how to:
•view our proxy materials for the meeting through the Internet; and
•instruct us to send our future proxy materials electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of record holders entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a record holder and want to inspect the stockholder list, please send a written request to our Corporate Secretary at investors@jobyaviation.com to arrange for electronic access to the stockholder list.
Who will tabulate the votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Who is soliciting my proxy and paying for the expense of solicitation?
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
When are stockholder proposals due for next year’s meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting must submit the proposal to our Corporate Secretary at our offices at 333 Encinal Street, Santa Cruz, CA 95060 in writing no later than December 26, 2024. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Stockholders intending to present a proposal at the 2025 Annual Meeting, or to nominate a person for election as a director, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than February 14, 2025, and no later than March 16, 2025. The notice must contain all information required by the Bylaws, a copy of which is available upon request to our Secretary. If the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 14, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on the 10th day following the day on which we first publicly disclose the date of such meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2025.
Our Bylaws require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use by our board of directors. In connection with the 2025 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth the composition and structure of our board of directors, responsibilities and expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website at ir.jobyaviation.com.
Board Leadership Structure
Our board of directors has determined that it is in Joby’s best interest to maintain a separate Executive Chairman and Chief Executive Officer. The board of directors believes that separating these roles enhances its independent oversight of management and the Company’s strategic planning. The board also believes a separate Executive Chairman can more effectively lead the board in objectively evaluating the performance of management, including the Chief Executive Officer.
Our board of directors has also appointed Michael Huerta as lead independent director, effective as of the date of the Annual Meeting. Consistent with our Corporate Governance Guidelines, if the Executive Chairman is not an independent director, the board of directors annually selects a lead independent director to preside over executive sessions of the board’s independent directors, facilitate information flow between the other members of the board and the Executive Chairman, and perform other duties specified by the board. Our previous lead independent director was Reid Hoffman.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through standing committees that address risks inherent in their respective areas of oversight. Our board of directors and its committees focus on our general risk management strategy, including the most significant risks facing us over the short, intermediate and long-term, and oversee the implementation of risk management strategies by management. In addition, members of our board of directors are empowered and encouraged to recommend agenda items for meetings and to bring matters for discussion before the entire board of directors or during separate executive sessions of the non-management directors, including matters related to risk oversight.

In carrying out this responsibility the board of directors regularly discusses key areas of strategic risk with management, whether as separate agenda items or as they relate to other topics being considered by the board. For example, the board of directors regularly receives presentations from management on topics including progress toward certification and regulatory risk, safety, environmental, social, and governance (“ESG”), cybersecurity, legal, financial and other risks.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Furthermore, the audit committee communicates quarterly with our independent registered public accounting firm, Deloitte & Touche LLP, about risks related to our internal controls and financial reporting process.
Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors, board and committee composition and performance, and monitors the effectiveness of our governance guidelines.
Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation committee also ensures that our compensation philosophy aligns with our long-term strategy.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is divided into three classes with staggered, three-year terms. Our directors are divided among the three classes as follows:
•Class I directors (Michael Huerta, Tetsuo Ogawa and Dipender Saluja), whose terms will expire at the 2025 Annual Meeting;
•Class II directors (Halimah DeLaine Prado, Paul Sciarra and Laura Wright), whose terms will expire at the 2026 Annual Meeting; and
•Class III directors (JoeBen Bevirt, Aicha Evans and Reid Hoffman), whose terms will expire at the 2024 Annual Meeting.
Our directors may be removed only for cause and by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Under the Sponsor Agreement by and among the Company, Reinvent Sponsor, LLC (“Sponsor”) and Reinvent Technology Partners (“RTP”), the parties thereto agreed to certain rights of the Sponsor with respect to board representation of the Company, including the appointment of Reid Hoffman as an initial Class III director and the nomination of Michael Thompson as a Class III director following the first term of the Class III directors.
Under the Memorandum of Understanding, dated as of February 20, 2021, by and between Toyota Motor Corporation (“Toyota”) and Legacy Joby (the “Toyota MOU”), the parties thereto agreed to certain rights of Toyota in connection with the collaboration agreement between Legacy Joby and Toyota. Under the MOU, Toyota has the right to designate for election to our board of directors up to one designee that, if elected, will result in such designee serving on the board of directors. We agreed to take all necessary actions to ensure that Toyota’s designee is included in the slate of director nominees (including in any proxy statement or written consent relating to the election of directors) and to ensure that the election of Toyota’s designee is recommended by our board of directors in such materials. If a person serving as Toyota’s designee ceases to serve for any reason, Toyota may designate such person’s successor and our board of directors will promptly fill the vacancy with such successor designee. The member of our board of directors who is currently serving as Toyota’s designee is Tetsuo Ogawa.
Under the Umbrella Agreement, dated October 7, 2022 (the “Delta Agreement”), by and between the Company and Delta Air Lines, Inc. (“Delta”), the parties agreed to work together in good faith to select a nominee for appointment to our board of directors. Upon the death, resignation, retirement, disqualification or removal from office of such individual, we agreed to work in good faith to select a replacement nominee. The member of our board of directors who is currently serving as Delta’s designee is Michael Huerta.
Director Independence
As a result of our common stock being listed on the New York Stock Exchange (“NYSE”), we must comply with the applicable rules of such exchange in determining whether a director is independent. The board of directors undertook a review of the independence of the individuals named above, including the transactions contemplated under the Delta Agreement, and determined that each of Aicha Evans, Halimah DeLaine Prado, Reid Hoffman, Michael Huerta, Dipender Saluja and Laura Wright qualifies as “independent” as defined under the applicable NYSE rules. In addition, the board of directors has concluded that Michael Thompson, if elected at the Annual Meeting, will qualify as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Our board of directors may from time to time establish other committees.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Each of our standing committees operates pursuant to a written charter. Current copies of our committee charters are posted on our website, ir.jobyaviation.com, as required by applicable SEC and NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee
Our audit committee consists of Aicha Evans, Halimah DeLaine Prado and Laura Wright, with Ms. Wright serving as the chair of the committee. Each member of our audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of our audit committee is financially literate. Our board of directors has determined that Ms. Wright qualifies as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication, as defined under the rules of the NYSE.
The audit committee’s responsibilities include, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our compensation committee consists of Aicha Evans, Michael Huerta, and Laura Wright, with Ms. Evans serving as the chair of the committee. Ms. Evans, Mr. Huerta, and Ms. Wright are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current NYSE listing standards.
The compensation committee’s responsibilities include, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
•making recommendations to our board of directors regarding the compensation of our directors;
•reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants
During 2023, the compensation committee engaged Compensia, Inc. (“Compensia”), as its independent outside compensation consultant. As requested by the compensation committee, Compensia’s services to the compensation committee included advising on the development of the Company’s peer group and providing support and analysis regarding executive and director compensation.
All executive compensation services provided by Compensia during 2023 were conducted under the direction or authority of the compensation committee, and all work performed by Compensia was pre-approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with Joby or any of our subsidiaries. The compensation committee considered whether any work provided by Compensia raised any conflict of interest for services performed during 2023 and determined that it did not.
Compensation Committee Interlocks and Insider Participation
During 2023, Aicha Evans, Michael Huerta and Laura Wright served on the compensation committee. During 2023, no member of the compensation committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity, other than Joby, that has one or more executive officers serving as a member of our board of directors.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Reid Hoffman, Halimah DeLaine Prado and Dipender Saluja, with Ms. DeLaine Prado serving as the chair of the committee. Each member of our nominating and corporate governance committee is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.
The nominating and corporate governance committee’s responsibilities include, among other things:
•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;
•overseeing an evaluation of our board of directors and its committees;
•overseeing the Company’s policies related to environmental, social and governance matters; and
•developing and recommending to our board of directors a set of corporate governance guidelines.
We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met five times during the fiscal year ended December 31, 2023. The audit committee met nine times during the fiscal year ended December 31, 2023. The compensation committee met seven times during the fiscal year ended December 31, 2023. The nominating and corporate governance committee met four times during the fiscal year ended December 31, 2023.
During 2023, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and all meetings of committees of our board of directors on which such members served that were held during the period in which such director served except for Mr. Ogawa. Mr. Ogawa was appointed to the board of directors in June of 2023 and attended two of the three board meetings that occurred after his appointment.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meeting of stockholders. Last year, eight of our nine directors attended our annual meeting of stockholders.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors may do so by sending a letter addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
Attn: Corporate Secretary
Code of Ethics
We have a code of ethics that applies to our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, ir.jobyaviation.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Hedging and Pledging Policy
Under the terms of our insider trading policy, no employee, consultant or member of our board of directors (including members of their household and any entities they control) may engage in short sales, the purchase or sale of put, call or other derivative securities, or hedging or monetization transactions.

NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “When are stockholder proposals due for next year’s meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors at any particular time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, any potential conflicts of interest, diversity, skills, achievements, business understanding, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition.

Our board of directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our company. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. Further, our board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. Three of our nine directors are women, and five of the nine self-identify as racially or ethnically diverse.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes, with staggered three-year terms. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II expire at our annual meetings to be held in 2025 and 2026, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class III nominees named below be elected as a Class III director for a three-year term expiring at our 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nominees named below unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable or unwilling to serve the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The following sets forth information regarding our nominees, including their ages as of April 1, 2024:

Age: 50 Director Since: 2009 Committees: None	JoeBen Bevirt Chief Executive Officer, Joby Aviation
Biography: JoeBen Bevirt is our founder, Chief Executive Officer, Chief Architect and a member of our board of directors. Mr. Bevirt has led our team since its inception in 2009. He has dedicated his life to driving revolutionary innovation in electric propulsion and robotics. In 1999, Mr. Bevirt co-founded Velocity11, a company that developed high-performance robotic laboratory systems, which was later acquired by Agilent Technologies. In 2005, he founded Joby Inc., a company that makes utilitarian consumer products including the popular Gorillapod flexible camera tripod. He holds a B.S. in mechanical engineering from University of California Davis and an M.S. in mechanical engineering from Stanford University.

Qualifications: Mr. Bevirt, given his extensive experience in electric propulsion, robotics and managing companies, is qualified to serve as a member of our board of directors due to this one-of-a-kind perspective he brings as our founder and Chief Executive Officer.

Age: 55 Director Since: 2020 Committees: Compensation (Chair) Audit	Aicha Evans Chief Executive Officer, Zoox
Biography: Aicha Evans has served as a member of our board of directors since December 2020. Since February 2019, Ms. Evans has been the Chief Executive Officer of Zoox, Inc., an autonomous vehicle company acquired by Amazon.com, Inc. in 2020. Prior to that, Ms. Evans worked at Intel Corporation, a multinational corporation and technology company, where she served as Corporate Strategy Officer and Senior Vice President from March 2017 through February 2019 and Corporate Vice President, Communication and Devices Group from February 2014 through February 2016. Ms. Evans currently serves as a member of the board of directors on the compensation, technology and safety, and people and organization committees of SAP SE. Ms. Evans holds a B.S. in computer engineering from The George Washington University.

Qualifications: Ms. Evans’ success in senior leadership positions and public company board experience make her well qualified to serve as a member of our board of directors.

Age: 47 Director Since: Nominee Committees: None	Michael Thompson Managing Partner, Reinvent Capital
Biography: Michael Thompson has served as a co-founder and managing partner of Reinvent Capital, a private investment fund focused on technology companies, since 2017. He also served as the Chief Executive Officer and director of RTP from 2020 to 2021. Prior to Reinvent Capital, Mr. Thompson was the founder and managing partner of BHR Capital, a New York-based hedge fund. In addition, he has invested in and served as an advisor and board member for several technology companies. Mr. Thompson holds a Bachelor of Business Administration in International Finance from the Honors Program at the University of Georgia.

Qualifications: Mr. Thompson’s experience as an investor in and advisor to technology companies make him well qualified to serve as a member of our board of directors. If elected, Mr. Thompson will serve as RTP’s nominee pursuant to our agreement with Sponsor.

Continuing Directors
The following sets forth information regarding our directors who are serving for terms that end after the Annual Meeting, including their ages as of April 1, 2024:

Age: 48 Director Since: 2021 Committees: Nominating & Governance (Chair) Audit	Halimah DeLaine Prado General Counsel, Google LLC
Biography: Halimah DeLaine Prado has served as a member of our board of directors since August 2021. Since August 2020, Ms. DeLaine Prado has served as General Counsel of Google, LLC, where she has held a number of roles in the legal department since 2006. Prior to joining Google, Ms. DeLaine Prado practiced media law and products liability law at Dechert LLP and Levine Sullivan Koch and Shulz. She also clerked for the Honorable Mary A. McLaughlin of the United States District Court for the Eastern District of Pennsylvania. Ms. DeLaine Prado holds a B.A. from Yale University and a J.D. from Georgetown University Law Center.

Qualifications: Ms. DeLaine Prado’s experience as a leader in the legal and technology industries makes her well qualified to serve as a member of our board of directors.

Age: 67 Director Since: 2023 Committees: Compensation	Michael Huerta Former Administrator, Federal Aviation Administration
Biography: Michael P. Huerta has served as a member of our board of directors since March 2023. Mr. Huerta currently serves as a transportation and aviation industry consultant. He previously served as Administrator for the United States Federal Aviation Administration from 2013 to 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta also served as Executive Vice President and Group President, Government Transportation, for Affiliated Computer Services, Inc., now Conduent, Inc. Mr. Huerta has served as an independent director of Delta Air Lines, Inc. since 2018, and is a member of Delta Air Lines’ Audit Committee and Safety and Security Committee. Since May 2021, he has also served as an independent member of the board of directors of Verra Mobility Corporation and is chair of the Nominating and Corporate Governance Committee. Mr. Huerta holds a B.A. in Political Science from the University of California, Riverside and an M.A. in Public Affairs with a concentration in international relations from Princeton University.

Qualifications: Mr. Huerta’s prior experience with the FAA and extensive aviation history make him well qualified to serve as a member of our board of directors. Mr. Huerta is currently serving as Delta’s nominee pursuant to the Delta Agreement.

Age: 64 Director Since: 2023 Committees: None	Tetsuo “Ted” Ogawa Operating Officer, Toyota Motor Corporation
Biography: Mr. Ogawa has been Director, President and Chief Executive Officer of Toyota Motor North America, Inc. (“TMNA”) since April 2020 and Operating Officer of Toyota Motor Corporation (“TMC”) in April 2023. Mr. Ogawa previously served as Chief Executive Officer, North America Region of TMC from April 2020 to March 2023, Operating Officer of TMC from January 2019 to December 2020, Chief Operating Officer, North America Region of TMC from January 2019 to April 2020 and Deputy Chief Officer - External and Public Affairs Group of TMC from January 2019 to July 2019. He served as Executive Vice President of TMNA from April 2017 to March 2020 and Senior Managing Officer of TMC from January 2018 to January 2019. He also served as Chief Administrative Officer – North America Region of TMC from April 2017 to January 2019. Prior to this, Mr. Ogawa served as Managing Officer of TMC from April 2015 to January 2018 and Deputy Chief Executive Officer – China Region of TMC and President, Toyota Motor (China) Investment Co., Ltd. from April 2015 to April 2017. Mr. Ogawa first joined TMC in 1984. Mr. Ogawa holds a bachelor’s degree in commerce and management from Hitotsubashi University.

Qualifications: Mr. Ogawa’s extensive expertise in operational and leadership roles at Toyota make him well qualified to serve on our board of directors. Mr. Ogawa is currently serving as Toyota’s designee pursuant to the Toyota MOU.

Age: 59 Director Since: 2016 Committees: Nominating & Corporate Governance	Dipender Saluja Managing Director, Capricorn Investment Group
Biography: Dipender Saluja has served as a member of our board of directors since November 2016, after he led the Company’s Series A financing. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various positions from 1990 to 2006 at Cadence Design Systems, an electronic design company. Mr. Saluja currently serves on the boards of QuantumScape and Navitas Semiconductor, and on the boards of several private companies.

Qualifications: Mr. Saluja’s extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech, make him well qualified to serve as a member of our board of directors.

Age: 43 Director Since: 2016 Committees:	Paul Sciarra Chairman of the Board
Biography: Paul Sciarra has served as the Executive Chairman and a member of our board of directors since November 2016 and was our first outside investor. Lending his deep product knowledge and business acumen to the Company, he was instrumental in the move to a four-seat aircraft operating within a service-based model. In August 2008, Mr. Sciarra co-founded Pinterest, Inc., an image sharing and social media service company. Mr. Sciarra also served as an entrepreneur-in-residence at Andreessen Horowitz, a venture capital firm. Mr. Sciarra holds a B.A. from Yale University.

Qualifications: Mr. Sciarra’s experience as an entrepreneur along with his contributions to Joby as its Executive Chairman make him well qualified to serve as a member of our board of directors.

Age: 64 Director Since: 2021 Committees: Audit (Chair) Compensation	Laura Wright Former Chief Financial Officer, Southwest Airlines
Biography: Laura Wright has served as a member of our board of directors since August 2021. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit companies. From 1988 to 2012, Ms. Wright served in a number of roles at Southwest Airlines Co., a commercial airline, most recently as Senior Vice President, Chief Financial Officer, and Corporate Officer. Ms. Wright currently serves as a member of the board of directors of CMS Energy Corp. and its subsidiary Consumers Energy, TE Connectivity Ltd. and Spirit AeroSystems Holdings, Inc. and was a member of the board of directors of Pebblebrook Hotel Trust from December 2009 to February 2019, as well as a member of the audit and compensation committees. Ms. Wright holds a B.S. and an M.S. from University of North Texas and is a certified public accountant.

Qualifications: Ms. Wright’s experience in the aviation industry and on multiple public company boards of directors, as well as her financial expertise, make her well qualified to serve as a member of our board of directors.

Director Compensation
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Aicha Evans	75,000	150,223	225,223
Reid Hoffman	55,000	154,102	209,102
Michael Peter Huerta	42,374	180,370	222,744
James Kuffner	25,000	151,136	176,136
Halimah DeLaine Prado	70,000	150,223	220,223
Dipender Saluja	55,000	154,102	209,102
Paul Sciarra	50,000	153,752	203,752
Tetsuo Ogawa	25,000	173,025	198,025
Laura Wright	77,500	150,223	227,723
_______________
(1)Amounts for Messrs. Hoffman, Kuffner, Saluja and Sciarra include cash retainer fees foregone at the election of our directors, which amounts were instead paid in the form of fully vested RSUs in 2023.
(2)The amounts set forth in this column reflect the grant date fair value of all awards granted in 2023 calculated in accordance with FASB ASC Topic 718 and excluding the effects of any forfeitures. As of December 31, 2023, Ms. Evans held an option to purchase 13,047 shares of our common stock. Additionally, as of December 31, 2023, each of our non-employee directors except for Mr. Kuffner had an outstanding restricted stock unit award for 22,556 shares (except for Mr. Ogawa, who had an outstanding award for 16,864 shares) that will vest on June 14, 2024.
(3)Mr. Kuffner resigned from the board of directors, effective June 30, 2023.
Deferred Compensation Arrangements with Non-Employee Directors
We offer our non-employee directors the opportunity to defer receipt of their compensation by entering into a Deferred Compensation Agreement with the Company. Under this agreement, participants who elect to defer compensation may defer receipt of all or a portion of their equity compensation. For 2023, Aicha Evans and Reid Hoffman elected to defer their equity compensation.
Board and Committee Fees
In December 2021, the Board approved the Company’s Non-Employee Director Compensation Program (the “Program”). The Program provides for annual cash retainers to be paid quarterly in arrears to each non-employee director in the following amounts, prorated in the case of non-employee directors who serve less than a full calendar quarter:
Board Service

Non-Employee Director	$50,000
Committee Service

	Chair	Non- Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$10,000	$5,000
In addition, each non-employee director will be granted an RSU award immediately following the Company’s annual meeting of stockholders (the “Annual Grant”). Each Annual Grant will equal a number of RSUs calculated by dividing $150,000 by the volume weighted average closing price of our common stock over the 20 consecutive trading days ending on the trading day immediately preceding the date of the annual meeting. Each Annual Grant will vest in full on the earlier of the first anniversary of the grant date or the Company’s next annual meeting, subject to the director’s continued service on the vesting date.
Directors may elect to receive all or a portion of the cash compensation described above in the form of fully vested RSUs, calculated in the manner described above (a “Retainer Award”). In addition, our non-employee directors may elect to defer the issuance of shares to be issued pursuant to an Annual Grant or a Retainer Award until the earlier of (i) a fixed date of the director’s choosing, (ii) such director’s termination of service or (iii) a change of control of the Company.
Any equity award granted under the Program will immediately vest prior to any change of control of the Company.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR THE ELECTION OF THE THREE CLASS III DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Deloitte
Our audit committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Our board of directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of the appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of Deloitte as our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table presents the aggregate fees billed by Deloitte to us for the services related to the years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit fees(1)	$1,989,300	$1,925,021
Audit related fees(2)	201,895	266,895
Tax fees	—	—
All other fees	—	—
Total fees	$2,191,195	$2,191,916
_______________
(1)Consists of fees for services rendered in connection with the audit of our financial statements, including audited financial statements and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)Consists of fees billed for services related to the review of the Company’s registration statements on Forms S-3 and S-8.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, our stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosures.”
You are encouraged to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, along with the accompanying tables and narrative disclosures, which describe the compensation of our NEOs. Although the advisory vote is non-binding, the compensation committee and the Board will review and consider the results of the vote when making future compensation decisions.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth, as of March 31, 2024, information regarding the beneficial ownership of our voting shares by:
•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers, directors and director nominees; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, the percentage ownership of our voting securities is based on 705,312,495 shares of our common stock issued and outstanding as of March 31, 2024.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	% of Ownership
5% Holders(2)
Entities affiliated with The Joby Trust(3)	95,285,444	13.5%
Entities affiliated with Sciarra Management Trust(4)	60,119,840	8.5%
Entities affiliated with Toyota Motor Corporation(5)	78,752,611	11.2%
Entities affiliated with Baillie Gifford & Co(6)	56,320,441	8.0%
Entities affiliated with Capricorn(7)	40,360,591	5.7%
Directors, Director Nominees and Named Executive Officers
JoeBen Bevirt(3)	95,285,444	13.5%
Matthew Field(8)	308,085	*
Kate DeHoff(9)	236,222	*
Didier Papadopoulos(10)	96,461	*
Bonny Simi(11)	350,715	*
Halimah DeLaine Prado	52,180	*
Aicha Evans(12)	100,494	*
Reid Hoffman(13)(14)	30,761,245	4.4%
Michael Huerta	7,845	*
Tetsuo Ogawa(15)	3,756	*
Dipender Saluja(16)	40,437,999	5.7%
Paul Sciarra(4)	60,119,840	8.5%
Laura Wright(17)	62,906	*
Michael Thompson(13)(18)	29,563,333	4.2%
All Joby Aviation directors and executive officers as a group (15 individuals)	228,508,353	32.4%
_______________
*Less than 1%.
(1)Unless otherwise noted, the business address of each of those listed in the table above is 333 Encinal Street, Santa Cruz, CA 95060.
(2)Based on information set forth in various Schedule 13 filings with the SEC and the Company’s outstanding common stock data, in each case, as of March 31, 2024.
(3)Consists of (i) 613,984 shares held by JoeBen Bevirt, (ii) 58,707,344 shares held by The Joby Trust, (iii) 32,824,274 shares held by the JoeBen Bevirt 2020 Descendants Trust (the “Descendants Trust”), (iv) 2,717,177 shares held by the JoeBen Bevirt 2022 GRAT (the “2022 GRAT”), (v) 189,109 shares held by Jennifer Barchas, Mr. Bevirt’s wife, and (vi) 155,737 shares held by the Jennifer Barchas Trust. Mr. Bevirt is the trustee of the Joby Trust and the Descendants Trust, and has voting and dispositive power over the shares held in the 2022 GRAT and therefore may be deemed to be the beneficial owner of such shares as well as the shares held by Jennifer Barchas and the Jennifer Barchas Trust. Also includes 77,819 restricted stock units that will vest within 60 days from March 31, 2024. The business address for The Joby Trust, the Descendants Trust and the 2022 GRAT is 333 Encinal Street, Santa Cruz, CA 95060.

(4)Consists of (i) 75,115 shares held by Paul Sciarra, (ii) 59,994,725 shares held by the Sciarra Management Trust and (iii) 50,000 shares held by the Sciarra Foundation. Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and the Sciarra Foundation, and therefore may be deemed to be the beneficial owner of such shares. Also includes 2,399 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2024. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.
(5)Consists of (i) 72,871,831 shares held by Toyota Motor Corporation, (ii) 5,813,286 shares held by Toyota A.I. Ventures Fund I, L.P., and (iii) 67,494 shares held by Toyota A.I. Ventures Parallel Fund I-A, L.P. Toyota Motor Corporation has voting and dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund I-A, L.P. and may be deemed to beneficially own such shares. The business address for Toyota Motor Corporation is 1 Toyota cho, Toyota City, Aichi 471-8571, Japan.
(6)Based on Schedule 13G filed with the SEC on January 29, 2024. Consists of 56,320,441 shares over which Baillie Gifford & Co. has sole dispositive power, of which Baillie Gifford & Co. has voting power over 379,333. Shares reported as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland. UK.
(7)Consists of (i) 9,598,884 shares held by Capricorn-Libra Investment Group, L.P. (“Capricorn-Libra”), (ii) 28,686,247 shares held by Technology Impact Fund, L.P. (“TIF LP”), and (iii) 2,075,460 shares held by Technology Impact Growth Fund, L.P. (“TIGF LP”). Capricorn-Libra Partners, LLC (“C-L Partners”) is the general partner of Capricorn-Libra. TIF Partners, LLC (“TIF LLC”) is the general partner of TIF LP. TIGF Partners, LLC (“TIGF LLC”) is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. The business address of each of Capricorn-Libra, TIF LP, TIGF LP, C-L Partners, TIF LLC and TIGF LLC is 250 University Avenue Palo Alto, CA 94301.
(8)Includes 67,577 restricted stock units that will vest within 60 days from March 31, 2024.
(9)Includes 49,664 restricted stock units that will vest within 60 days from March 31, 2024.
(10)Includes 46,838 restricted stock units that will vest within 60 days from March 31, 2024.
(11)Includes 26,269 restricted stock units that will vest within 60 days from March 31, 2024 and 301,508 shares issuable upon exercise of outstanding stock options exercisable within 60 days from March 31, 2024.
(12)Includes 13,047 shares issuable upon exercise of outstanding stock options exercisable within 60 days from March 31, 2024, and 62,841 shares receipt of which was deferred pursuant to our Non-Employee Director Compensation Program.
(13)Mr. Hoffman and Mr. Thompson may be deemed to beneficially own Joby Aviation common stock and Joby Aviation private placement warrants held by Reinvent Sponsor LLC by virtue of their shared control over Reinvent Sponsor LLC. Mr. Hoffman and Mr. Thompson each disclaims beneficial ownership of the securities held by Reinvent Sponsor LLC except to the extent of his actual pecuniary interest therein. The address of Reinvent Sponsor LLC is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.
(14)Consists of (i) 31,354 shares held by Mr. Hoffman, and 66,558 shares receipt of which was deferred pursuant to our Non-Employee Director Compensation Program , (ii) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (iii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC and (iv) 2,000,000 shares of Joby Aviation common stock held by Reprogrammed Interchange LLC (“Reprogrammed”). Mr. Hoffman may be deemed to beneficially own the shares held by Reprogrammed by virtue of his voting and investment control over Reprogrammed. Also includes 2,639 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2023. The address of Mr. Hoffman is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Reprogrammed is c/o Frank Huang, Freeland Cooper & Foreman, 150 Spear Street, Suite 1800, San Francisco, CA 94105.
(15)Consists of (i) 39,215 shares held by Tetsuo Ogawa, (ii) 72,871,831 shares held by Toyota Motor Corporation, (iii) 5,813,286 shares held by Toyota A.I. Ventures Fund I, L.P. and (iv) 67,494 shares held by Toyota A.I. Ventures Parallel Fund I-A, L.P. Also includes 2,399 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2024. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund I-A, L.P. and may be deemed to beneficially own such shares. Mr. Ogawa is an officer of Toyota Motor Corporation and disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.
(16)Consists of (i) 77,408 shares held by Dipender Saluja, (ii) 9,598,884 shares held by Capricorn-Libra, (iii) 28,686,247 shares held by TIF LP and (iv) 2,075,460 shares held by TIGF LP. C-L Partners is the general partner of Capricorn-Libra. Also includes 2,639 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2024. TIF LLC is the general partner of TIF LP. TIGF LLC is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. Mr. Saluja disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.
(17)Includes 35,332 shares held by Laura Wright and 27,574 shares receipt of which was deferred pursuant to our Non-Employee Director Compensation Program.
(18)Consists of (i) 900,000 shares held by Mr. Thompson, (ii) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC and (iii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC. The address of Mr. Thompson is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of April 1, 2024:

Name	Age	Position
Executive Officers:
JoeBen Bevirt*	50	Chief Executive Officer, Chief Architect and Director
Matthew Field	52	Chief Financial Officer and Treasurer
Eric Allison	47	Chief Product Officer
Bonny Simi	62	President of Operations
Greg Bowles	48	Head of Government and Regulatory Affairs
Kate DeHoff	46	General Counsel and Corporate Secretary
Didier Papadopoulos	48	President of Aircraft OEM
_______________
*For more information about Mr. Bevirt, see “Proposal One: Election of Directors.”
Executive Officers
Matthew Field has served as our Chief Financial Officer since March 2021. Prior to joining Joby, Mr. Field worked at Ford Motor Company, an automobile manufacturer, for over 20 years. Most recently he served as Chief Financial Officer, North America from October 2018 through March 2021, Corporate General Auditor from January 2018 through October 2018, and Chief Financial Officer, Lincoln Motor Company from November 2014 through December 2017. Prior to Ford, Mr. Field worked at Goldman Sachs and the Board of Governors of the Federal Reserve System. Mr. Field holds a B.A. in economics from Swarthmore College and an M.B.A. from University of California, Berkeley, Haas School of Business.
Eric Allison has served as our Head of Product since January 2021, and our Chief Product Officer since February 2024. Prior to joining Joby, from March 2018 to January 2021, Dr. Allison was the Head of Elevate at Uber Technologies, Inc., a company that provides ride hailing services, where he led Uber Elevate, Inc., a wholly-owned subsidiary of Uber Technologies, Inc., which was engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs. From January 2015 to March 2018, Dr. Allison was the Chief Executive Officer of Zee.Aero Inc., an eVTOL company that currently operates as a joint venture between The Boeing Corporation and Kitty Hawk Corporation under the name Wisk Aero. Dr. Allison holds a B.S. in mechanical engineering from the Milwaukee School of Engineering. He also holds an M.S. and Ph.D. in Aeronautics and Astronautics from Stanford University.
Bonny Simi has served as our Head of Air Operations and People since December 2020, and our President of Operations since February 2024. In January 2016, Ms. Simi founded JetBlue Technology Ventures LLC, a wholly-owned subsidiary of JetBlue Airways Corp. focused on incubating, investing, and strategically partnering with early-stage startups at the intersection of technology, travel, and hospitality, where she served as President until December 2020. She was Vice President of Talent at JetBlue Airways from September 2011 until December 2020 and prior to that held various operational leadership roles and was an active captain for the airline since October 2003. Since January 2021 Ms. Simi has served on the Nominating and Governance Committee of the United States Olympic and Paralympic Committee. Since April 2019, Ms. Simi has served on the board of directors of Pebblebrook Hotel Trust, where she is currently the lead director, and has served on the audit, compensation, ESG and nominating and governance committees. From April 2017 to May 2020, Ms. Simi served on the board of directors and compensation, nominating and governance, and ESG committees of Red Lion Hotel Corp. Ms. Simi holds a B.A. in communications from Stanford University. She also holds an M.S. in human resources from Regis University, an M.S. in management from Stanford University Graduate School of Business and an M.S. in engineering from Stanford University.

Greg Bowles has served as our Head of Government and Regulatory Affairs of since May 2019. Prior to joining Joby, Mr. Bowles served as President of AirCertGlobal LLC, an aviation consulting company, from August 2015 to May 2019 and is currently a member of their board of directors. From November 2012 through December 2019, Mr. Bowles also served as Chairman of ASTM International F44, an international committee which addresses design and safety issues for general aviation aircraft that are less than 19,000 pounds and carry fewer than 19 passengers. Finally, from January 2005 through April 2019, Mr. Bowles served as Vice President of Global Innovation and Policy, Director of European Regulatory Affairs and Engineering, and Director of Engineering and Manufacturing for General Aviation Manufacturers Association, a trade association that seeks to foster and advance the general welfare, safety, and activities of the global business and general aviation industry. Mr. Bowles currently serves as an advisory board member to the Embry-Riddle

College of Aviation. Mr. Bowles holds a B.S. in aerospace engineering from Embry-Riddle Aeronautical University and an M.S. in business administration from Webster University.
Kate DeHoff has served as our General Counsel and Corporate Secretary since January 2021, where she has been responsible for Joby’s legal, ethics, and compliance functions. Prior to joining Joby, Ms. DeHoff was the Legal Director for Uber Elevate, Inc., a wholly-owned subsidiary of Uber Technologies, Inc., engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs, from January 2020 to January 2021. Before that, she served as General Counsel and Corporate Secretary for ICON Aircraft, Inc., an aircraft manufacturing company with operations in California, Florida, and Mexico, from March 2017 to January 2020. From September 2008 to March 2017, Ms. DeHoff served as Associate General Counsel and then Vice President of Legal Affairs at CoorsTek, Inc., an international manufacturing company. Prior to that, Ms. DeHoff was an associate at Simpson Thacher & Bartlett LLP, an international law firm. Ms. DeHoff holds a B.A. in psychology from New York University and a J.D. from University of California, Hastings College of Law.
Didier Papadopoulos has served as our Head of Program Management & Systems Engineering and then Head of Aircraft OEM since May 2021, and our President of Aircraft OEM since February 2024. Prior to joining Joby, Mr. Papadopoulos worked for Garmin Ltd., a technology company, from November 2005 to May 2021, where he served most recently as Vice President for Aviation Programs, Systems and Business Development. Mr. Papadopoulos holds an M.S. in mechanical engineering from McGill University and a B.S. from American University of Beirut.

COMPENSATION COMMITTEE REPORT
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Aicha Evans, Chair
Michael Huerta
Laura Wright

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program, including our compensation philosophy as it relates to our named executive officers (“NEOs”). For 2023, our NEOs were:

•JoeBen Bevirt – Chief Executive Officer and Chief Architect
•Matthew Field – Chief Financial Officer
•Didier Papadopoulos – President of Aircraft OEM
•Kate DeHoff – General Counsel and Corporate Secretary
•Bonny Simi – President of Operations
Prior to their promotions in February 2024, Ms. Simi and Mr. Papadopoulos served as our Head of Air Operations and People and Head of Aircraft OEM, respectively.

Compensation Summary
Our executive compensation program is designed to attract and retain the executive leadership necessary to meet our ambitious goal of certifying our aircraft and launching our commercial air taxi service. Until we are able to certify our aircraft and launch our commercial passenger service, we are highly focused on preserving cash. Because of this, we do not pay cash bonuses and have weighted our executive compensation more heavily in favor of equity awards, including short-term and long-term incentive awards with performance conditions tied to our certification goals. We believe this approach most closely aligns the interests of our executives with those of our stockholders.

We have structured our executive compensation program to align with industry best practices, including the following:

Committee Composition	All of our Compensation Committee members are independent directors.
Compensation Consultant	Our Compensation Committee retains an independent compensation consultant to provide data and analysis to ensure that our executive compensation is competitive and in line with market best practices.
Clawback Policy	We have adopted a clawback policy that applies to current and former officers and requires the disgorgement of erroneously awarded incentive-based compensation.
Stock Ownership Guidelines	We require our executive officers and members of our board of directors to comply with meaningful stock ownership requirements, subject to a customary phase-in period.
Limited Perquisites	We limit perquisites to our executive officers.
Say-On-Pay Vote	We hold an annual advisory vote on the compensation of our named executive officers.
No Severance Payments and Benefits	None of our executive officers have provisions in their employment agreements guaranteeing severance payments and benefits in the event of their termination of employment.
No “Single-Trigger” Vesting Acceleration	None of our executive officers have provisions for “single-trigger” acceleration of equity vesting in connection with a change-of-control of the Company.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.

No Hedging/Pledging	All employees, including our executive officers, are prohibited from hedging or pledging Joby stock or engaging in derivative transactions.
Stockholder Engagement
We value stockholder feedback on our compensation programs and other relevant matters. During 2023, we made members of our management team and Compensation Committee available to speak with stockholders who expressed an interest in providing feedback on our compensation programs.

Note About Prior Periods
On August 10, 2021, Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly owned subsidiary (the “Merger Sub”) of Reinvent Technology Partners (“RTP”) pursuant to the Agreement and Plan of Merger entered into on February 23, 2021 (the “Merger Agreement”) between RTP, Legacy Joby, and Merger Sub. Legacy Joby survived as a wholly owned subsidiary of RTP, which was renamed Joby Aviation. Inc. References to “we,” “us,” “our,” “the Company,” “Joby” and the like refer to Legacy Joby for actions taken prior to August 10, 2021, and Joby Aviation, Inc. for actions taken on and after August 10, 2021. Any references to Joby common stock or equity awards that were made prior to August 10, 2021, have been retrospectively adjusted using the exchange ratio that was established in accordance with the Merger Agreement.
Stockholder Advisory Vote on Executive Compensation
The Compensation Committee reviewed the result of both the vote regarding the frequency with which we will hold non-binding advisory stockholder votes on the compensation of our named executive officers (“Say-On-Pay Votes”) and the 2023 Say-On-Pay Vote. At our 2023 annual meeting of stockholders, our stockholders voted in a non-binding advisory vote in favor of having Say-On-Pay Votes on the compensation of our named executive officers once every year. Accordingly, at this annual meeting, we are again seeking a Say-On-Pay Vote. In addition, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2023 proxy statement (representing approximately 95% of the shares represented in person or by proxy at the meeting and entitled to vote), we did not implement any significant changes to our executive compensation program as a result of the stockholders’ advisory vote.
Objectives of Our Executive Compensation Program
Our executive compensation program is designed to attract and retain the executive leadership necessary to meet our ambitious goal of certifying our aircraft and launching our air taxi service while also complying with the rigorous compliance demands of being a public company in a highly-regulated industry.
Our compensation philosophy weights compensation for our NEOs and other executives more heavily towards equity-based compensation. Unlike many of our peers, we do not pay annual cash bonuses. We believe that this compensation philosophy and the equity awards described below incentivize performance and align the interests of our NEOs with those of our stockholders.
Compensation Decision Making Process
Compensation Committee
Our Compensation Committee is responsible for determining the compensation of our NEOs. The Compensation Committee charter gives the Compensation Committee authority to set compensation for our CEO or, if directed by the Board, in conjunction with a majority of the independent directors. In 2023, the independent directors approved all CEO compensation after recommendation by the Compensation Committee, and the Compensation Committee approved the compensation for our other executive officers, including our NEOs.
The Compensation Committee meets regularly throughout the year to review and discuss the Company’s compensation philosophy, progress against its goals, executive performance, competitive market data, and any updates to laws, rules, or best practices. The Compensation Committee discusses these matters with management and with its compensation consultant and is empowered to retain additional external legal and other advisors as necessary.
The Compensation Committee meets regularly with key members of our People team who provide updates on headcount, budget, employee engagement, and internal pay equity. The Compensation Committee also discusses NEO performance with our Board Chair and Chief Executive Officer (other than with respect to himself). NEOs (including our Chief Executive Officer) are not present for discussions of, or decisions related to, their compensation.

Compensation Consultant
The Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant for 2023. Compensia’s services in 2023 included:
•providing relevant financial and other data to assist the Compensation Committee with the selection of the peer group as described below;
•collecting and analyzing data from peer group companies, as well as the additional compensation surveys described below, to provide an understanding of the competitiveness of the base salary levels, short-term and long-term incentive compensation opportunities of our executives, including our NEOs;
•assisting with the review of the executive compensation disclosure required in our proxy statement and
•updating the Compensation Committee on compensation trends and regulatory updates, including best practices.
Compensation Peer Group
In December 2022, with Compensia’s assistance, the Compensation Committee reviewed and updated its compensation peer group to be used as a reference for compensation decisions for 2023, which was generally developed from publicly-traded companies in the aviation, automotive, clean energy, electrical component & equipment, electric vehicle, semiconductor and technology hardware & equipment industries with a market capitalization of approximately $844 million to $13.5 billion (within a target range of 0.25 – 4.0 times our 30-day average market capitalization of approximately $3.34 billion as of October 2022).
Based on the foregoing review, the Compensation Committee approved a peer group that consisted of AeroVironment, Archer Aviation, Blink Charging Co., Bloom Energy, ChargePoint Holdings, Enovix, Eve Holding, First Solar, Fisker, Lucid Group, Luminar Technologies, Lyft, Nikola, Plug Power, Proterra, QuantumScape, Rocket Lab USA, Sunrun, TuSimple Holdings and Virgin Galactic Holdings (collectively, the “Peer Group”). At the time the Peer Group data was compiled, we were at the 56th percentile by market capitalization compared to the other members of the Peer Group.
The Compensation Committee removed Cerence, EnerSys, Enphase Energy, FuelCell Energy, Teledyne Technologies, Textron, and Wheels Up Experience, which had previously been part of the compensation peer group used for analyzing the Company’s 2022 compensation, as these companies no longer fit within the Company’s selection criteria. Velodyne Lidar was removed as a result of its acquisition by Ouster. These companies were replaced by Blink Charging Co., Enovix, Eve Holding, Fisker, Lucid Group, and Rocket Lab USA, which the Compensation Committee determined better met the parameters described above.
In addition, the Compensation Committee reviewed a Radford custom survey of 50 similarly sized public companies, including 13 out of 20 public peers, reflecting similarly-sized companies (the “Custom Survey”) as well as data from the Radford San Francisco Bay Area technology survey (the “Technology Survey”).
In evaluating compensation decisions during 2023, the Compensation Committee referenced each of the Peer Group, Custom Survey and Technology Survey, focusing on the source most applicable to the position being evaluated.
Elements of Compensation
For 2023, our compensation program included four primary elements:

Element	Purpose
Base Salary
Base salary is designed to provide our NEOs with a predictable level of compensation for the day-to-day performance of their roles. Base salaries are set at a level designed to remain competitive in a given market to ensure predictable income so that our NEOs are sufficiently compensated on a day-to-day basis and are not overly dependent on the achievement of performance bonus award targets or equity appreciation in a way that might encourage excessive risk taking to achieve our goals.

Equity Awards That Are Granted upon Achievement of Performance Goals (“PSUs”)
We maintained a performance bonus program under which dollar-denominated targets and maximums were established and restricted stock units (“RSUs”) were granted after the achievement of key goals related to our development and certification timelines. These goals, which were the same for all employees, including our NEOs, were designed to reward and focus the efforts of all employees in these areas.

Element	Purpose
Equity Awards with Service-Based Vesting (“Service-Based RSUs”)
RSU awards granted with service-based vesting are intended to align the interests of our NEOs with those of our stockholders and to encourage retention. We grant RSUs in connection with an NEO’s commencement of employment and may award additional grants on an annual basis for retention purposes.

Long-Term Performance Awards
Recognizing the importance of certification to the success of our business, in 2023 we also granted performance-based awards to our NEOs that will vest on the third anniversary of the grant date provided that certain performance conditions related to certification are met on or before that date (the “LTI Goal”).

Base Salary
Base salaries are designed to provide our NEOs with a predictable level of compensation for the day-to-day performance of their roles. The Compensation Committee approved (or in the case of Mr. Bevirt, the Board approved) increases to our NEOs base salaries for 2023, effective as of January 1, 2023, as follows:

Name	2022 Base Salary	2023 Base Salary
JoeBen Bevirt	$600,000	$620,000
Matt Field	$500,000	$520,000
Didier Papadopoulos	$500,000	$520,000
Kate DeHoff	$400,000	$420,000
Bonny Simi	$400,000	$420,000
The Compensation Committee determined that modest increases were appropriate given that our NEOs had received larger increases in the prior year to bring their base salary in line with the competitive market. The Compensation Committee also considered internal pay equity and executive performance in determining that the increases were appropriate.
Equity Awards
We grant RSU awards to our NEOs under our 2021 Incentive Award Plan (“2021 Plan”). These awards are designed to attract and retain our NEOs and to align their interests with the interests of our stockholders. Each RSU represents the right to receive one share of our common stock upon vesting. Any unvested RSU awards are forfeited if an employee or NEO ceases to provide services to the Company.
In 2023, the Compensation Committee granted three types of equity awards to our NEOs:

1.Service-Based RSUs, provided as an annual refresh grant to ensure continued equity vesting over time and retain critical individuals (the “Service-Based Awards”);
2.RSU awards that vest after three years of continued service, provided that the LTI Goal has been met (the “LTI Awards”); and
3.PSUs granted under the Company’s 2023 performance equity award program (the “2023 PSU Program”), which are only granted following the achievement of pre-established goals that apply to all employees.
For 2023, the Compensation Committee made grants to our NEOs (except for Mr. Bevirt) that consisted of an equal number of units for each Service-Based Award and LTI Award. Mr. Bevirt was only granted an LTI Award to further tie his compensation to performance. The Compensation Committee determined that these grants, combined with the NEO’s base salary and equity awards under the 2023 PSU Program (assuming target achievement levels) would place the NEOs’ target total direct compensation below the competitive market median values based on an executive compensation analysis prepared by the Compensation Committee’s compensation consultant. However, the Compensation Committee believed that the total direct compensation targets provided sufficient retention value and incentive for our NEOs to execute on the Company’s strategic goals, while reflecting the Company’s overall disciplined approach to equity budgeting and compensation philosophy.
In June 2023, the Compensation Committee granted the following Service-Based Awards to our NEOs (other than Mr. Bevirt). The Service-Based Awards vest over four years, in 16 equal installments on the quarterly anniversaries of July 1, 2023, subject to the NEO’s continued employment with us through each such applicable vesting date.

Name	Service-Based RSU Award (# of units)	Grant-Date Fair Value of Award
JoeBen Bevirt	—	$—
Matt Field	98,784	$677,658
Didier Papadopoulos	121,580	$834,039
Kate DeHoff	83,586	$573,400
Bonny Simi	91,185	$625,529
In June 2023, the Compensation Committee granted the following LTI Awards to our NEOs other than Mr. Bevirt, whose LTI Award for Mr. Bevirt was approved by the full Board. The LTI Awards vest on June 21, 2026, provided that the LTI Goal has been achieved on or before that date. The LTI Goal involves confidential information, the disclosure of which would cause competitive harm to us. The LTI Goal was set in a manner our Compensation Committee and, in the case of Mr. Bevirt, our board of directors determined would be difficult to achieve and will not be achieved with average or below average effort.

Name	LTI Award (# of units)	Grant-Date Fair Value of Award
JoeBen Bevirt	303,951	$3,118,537
Matt Field	98,784	$677,658
Didier Papadopoulos	121,580	$834,039
Kate DeHoff	83,586	$573,400
Bonny Simi	91,185	$625,529
In February 2023, the Compensation Committee adopted the 2023 PSU Program. All of our employees, including our NEOs, were eligible to participate in the 2023 PSU Program. Under the 2023 PSU Program, a target and maximum bonus amount was established in dollars for each of our NEOs. Subject to our achievement of certain operational, manufacturing, and business goals in 2023, RSUs were awarded as described below. Much like our 2022 program, the goals for the 2023 PSU Program covered three broad areas aligned with our overall Company focus on development and certification, manufacturing, and commercialization. The goals, which were selected by management and approved by our Compensation Committee, were designed to be challenging and to reward outstanding performance against our operational goals and objectives. We believe that the targets and goals reflected in the 2023 PSU Program align the interests of our employees, including our NEOs, with our Company’s progress and our stockholders’ interests. Each of the targets for the selected goals involves confidential information, the disclosure of which would cause competitive harm to the Company (with the exception of the goals noted in the table below). The Compensation Committee believed that these goals represented an appropriate mix of goals that were believed to be achievable with consistent and focused effort along with stretch goals that would represent outstanding achievement.
On each date that the plan administrator determined that one of the 2023 PSU Program goals had been achieved, the participant became entitled to a number of RSUs equal to the percentage attributed to the achieved goal multiplied by the participant’s target award amount, divided by the volume-weighted average trading price of the Company’s common stock over the 20 consecutive trading days ending on the date on which the goal was achieved (“VWAP”). RSU awards were not actually granted until subsequently approved by the Compensation Committee. Any RSU awards that were granted under the 2023 PSU Program in 2023 vested in four equal installments on January 16, 2024, February 12, 2024, March 11, 2024, and April 16, 2024, subject to the NEO’s continued employment with us through each such applicable vesting date.
Our Compensation Committee established the target and maximum amounts for each NEO based on the individual’s role, a review of competitive market data, and the specific impact they were expected to have on achieving the Company-wide goals. Under the 2023 PSU Program, the Compensation Committee set the following target and maximum values for our NEOs:

Name	Target Amount	Maximum Amount
JoeBen Bevirt	$558,000	$930,000
Matthew Field	$468,000	$780,000
Didier Papadopoulos	$624,000	$1,040,000
Kate DeHoff	$252,000	$420,000
Bonny Simi	$378,000	$630,000
In December 2023, our Compensation Committee exercised discretion related to the performance achievement level for two of the pre-established goals. Specifically, the Compensation Committee determined that the work completed by the Company in support of its demonstration flight in New York City on November 13, 2023 would count as one of the two agreements required to achieve the goal related to electrification of at least two sites in major markets because of the commitments made by Mayor Adams as part of the city’s request for proposal (“RFP”) for electrification of the downtown NY heliport had substantially achieved the aims of that goal as to one site. The Compensation Committee also granted 50% achievement of the goal related to the design and permitting of a vertiport since the design had been completed but the Company decided to defer submitting the permit request to a later date. Our Compensation Committee adjusted the goals in a manner intended to continue to both be challenging to achieve and to reward outstanding performance against our operational goals and objectives.
The 2023 PSU Program resulted in approximately 62.50% of the target award opportunities being granted during the year, as follows:

Date of Achievement	Goal Achieved	Target Amount Awarded	Conversion Price for RSUs(1)
3/15/2023	Certification Goal #1	3.33%	4.33
4/13/2023	Certification Goal #2	3.33%	4.03
7/28/2023	Certification Goal #3	10.00%	9.61
9/8/2023	Certification Goal #4	1.67%	7.31
9/14/2023	Deliver charging station for on-base operations	1.67%	7.17
9/15/2023	Inhabited Flight	10.00%	7.09
9/15/2023	Inhabited Flight by September 30, 2023	3.33%	7.09
9/22/2023	Complete first flight of one on-base contract aircraft in Q3	1.67%	6.94
11/4/2023	Commercialization Goal #1	1.67%	5.99
12/5/2023	Manufacturing Goal #1	3.33%	5.91
12/6/2023	Certification goal #5	1.67%	5.93
12/8/2023	Commercialization Goal #2	3.33%	6.01
12/4/2023	Commercialization Goal #3	1.67%	5.9
12/11/2023	Certification Goal #6	3.33%	6.06
12/12/2023	Vertiport designed and permitted	0.83%	6.12
12/24/2023	Certification Goal #7	6.67%	6.59
12/28/2023	Signed definitive agreement to electrify at least two sites in major in-market location	1.67%	6.71
12/29/2023	Certification Goal #8	3.33%	6.74
(1) Conversion price is equal to the 20-day VWAP as described above.

Each award of RSUs vested in four equal installments on January 16, 2024, February 12, 2024, March 11, 2024, and April 16, 2024.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match up to 50% of a participant’s annual eligible contribution to the 401(k) plan, up to a maximum of $4,000. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Our NEOs are eligible to participate in our standard health and welfare plans on the same basis as other full-time employees. These health and welfare plans include medical, dental, and vision benefits; short-term and long-term disability insurance; and supplemental life and accidental death and disability insurance.
Perquisites and Other Personal Benefits
Executive perquisites are not part of our general compensation philosophy. However, when we believe it is necessary to attract or retain an individual, we may choose to provide perquisites to an NEO, as determined on a case-by-case basis. Other than the geographic differential compensation described below and one occasion where we permitted a spouse to accompany an NEO on a chartered flight where there was no additional incremental cost to the company, we did not provide our NEOs with any perquisites or other personal benefits in 2023.
Relocation Packages
In certain circumstances, where we find compelling candidates for key roles, we may provide relocation assistance to incentivize them to move closer to our Santa Cruz, California headquarters or other office locations. In determining whether such assistance is warranted, the Compensation Committee considers the criticality of the role, the availability of candidates in the local talent pool, and the expected contributions from the relocating executive.
In June 2022, the Compensation Committee approved relocation assistance packages for Mr. Field, Mr. Papadopoulos, and Ms. Simi. In determining that such relocation assistance was warranted, the Compensation Committee took into consideration each executive’s performance to date, the criticality of the executive’s role and responsibilities in achieving the Company’s near- and long-term objectives as well as the significant cost of living differences between the location from which each NEOs was relocating and the Santa Cruz area. For Mr. Papadopoulos and Ms. Simi, the Compensation Committee also considered that each was originally hired with the understanding that they would periodically commute from their primary residence to the Company’s offices. However, more recent increases in the demands of their roles made it desirable that they relocate to be available onsite full-time.
The relocation packages consisted of a one-time bonus to be paid to the executive upon acceptance by a seller of the executive’s offer to purchase a residence within 50 miles of one of our California locations (the “Down Payment Assistance”) and additional cash compensation (the “Geographic Differential Compensation”). The Down Payment Assistance will be subject to a pro-rata repayment obligation by the NEO if they voluntarily resign or are terminated for “cause” (as defined in the 2021 Plan) within three years after payment of the Down Payment Assistance. The Geographic Differential Compensation is not considered part of the NEO’s base salary for the purpose of calculating any bonus, equity award or other compensation and will be terminated if the NEO does not maintain a residence in the specified area. The Geographic Differential Compensation is an annual payment that will be reevaluated by the Compensation Committee beginning in 2025 to determine whether it continues to be appropriate in light of the Company’s compensation philosophy. Each of Mr. Field, Mr. Papadopoulos, and Ms. Simi received the Geographic Differential Compensation noted during 2023 and none of them received any Down Payment Assistance during that time.

Name	Geographic Differential	Down Payment Assistance
Matt Field	100,000	$200,000
Didier Papadopoulos	250,000	$400,000
Bonny Simi	100,000	$200,000

Other Executive Compensation Arrangements
Stock Ownership Guidelines
We have implemented meaningful stock ownership guidelines for our executive officers. Executives are required to hold a number of shares with a total value equal to a designated multiple of their base salary, as provided in the table below. Ownership is determined based on the combined value of the following executive holdings: (a) shares of our common stock owned outright (individually or jointly) or in a trust controlled by or for the benefit of the executive, the executive’s spouse or an immediate family member; (b) restricted shares of our common stock; or (c) shares of our common stock held in held in a 401(k) plan. Executives have until five years from the later of December 15, 2023, or the time of hire to comply with the ownership guidelines (the “Phase in Period”). Under the guidelines, if an executive has not reached the minimum ownership guideline by the end of the Phase in Period, such executive must retain 50% of the shares of our common stock acquired upon the exercise, vesting or delivery of any equity awards granted by us after the satisfaction of the exercise price, transaction costs and withholding taxes incurred in connection with such exercise, vesting or delivery. The stock ownership guidelines are set forth below.

Stock Ownership Guidelines

Position	Multiple of Base Salary

Chief Executive Officer	5x
Other Executive Officers	2x
Clawback Policy
Effective October 2, 2023, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) to implement the final clawback rules promulgated by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. The Clawback Policy applies to our current and former executive officers and subjects their incentive-based compensation received on or after October 2, 2023 to clawback in the event our company is required to prepare an accounting restatement to correct its material noncompliance with any financial reporting requirement under U.S. securities laws. In these circumstances, the Clawback Policy requires the Company to recover, reasonably promptly, the portion of incentive-based compensation that is deemed to have been erroneously awarded, unless the Compensation Committee (which administers the policy) determines that recovery would be impracticable and that one or more of the allowable impracticability conditions under SEC rules has been met. Recovery is required whether or not the applicable officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. In addition to these requirements, the Clawback Policy continues to provide the Committee with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of compensation under our PSU Program, RSUs, and other equity incentive awards.
Each of our executive officers has agreed to the terms of the Clawback Policy and acknowledged that their compensation may be subject to reduction, cancellation, forfeiture and/or recoupment as required thereby.
Section 280G/Section 4999 Policy
We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control or otherwise.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction for compensation in excess of $1.0 million paid to all former and current named executive officers. Our board of directors and the Compensation Committee may, in its judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when it believes that such payments are appropriate to attract, retain, and reward executive talent.
Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. We have and will continue to endeavor to structure our compensation arrangements to be exempt from or comply with Section 409A of the Code so as to avoid the adverse tax consequences associated therewith. We have not provided any executives or other employees with any gross-up in connection with Section 409A of the Code.
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The Compensation Committee takes into account the expense taken under FASB ASC Topic 718 when determining equity grants.
Derivatives Trading, Hedging and Pledging Policies
Our Insider Trading Compliance Policy applies to employees, officers, directors, board observers and consultants, as well as any family member or member of the same household of any such person. Our Insider Trading Compliance Policy specifically prohibits these individuals from prohibiting in transactions involving (i) short sales of the Company’s securities, (ii) the purchase or writing of put or call options or other derivative securities, hedging or other monetization transactions, (iii) margin purchases and pledges of Company securities, including as collateral to secure loans.
Employment and Offer Letters
JoeBen Bevirt
We have not entered into an employment agreement or employment offer letter with Mr. Bevirt.
Matthew Field
In February 2021, we entered into an employment offer letter with Mr. Field that sets forth the terms and conditions of his employment, including his initial annual base salary of $375,000 and new hire grant of 553,151 RSUs. This grant of RSUs was designed to compensate Mr. Field for a portion of the unvested equity and pension benefits that he forfeited with his previous employer. Mr. Field’s offer letter also included a $400,000 signing bonus, of which $200,000 was payable in connection with Mr. Field’s first day of employment (the “First Installment”) and the remaining $200,000 was paid in April 2022 (the “Second Installment”). The employment offer letter also entitled Mr. Field to a $100,000 relocation bonus, paid in December 2022 upon his relocation to a residence within 50 miles of his primary office (the “Relocation Bonus”), and reimbursement of up to $10,000 in travel expenses during his first year of employment for travel to and from his primary residence.
We also entered into a Relocation Assistance Letter with Mr. Field in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
Didier Papadopoulos
In April 2021, we entered into an employment offer letter with Mr. Papadopoulos that sets forth the terms and conditions of his employment, including his initial annual base salary of $375,000 and a new hire grant of RSUs valued at $2,400,000 vesting over six years. Mr. Papadopoulos’ offer letter also included a $100,000 signing bonus, of which $50,000 was paid in connection with his first day of employment and the remainder was paid in April 2022, in connection with the one-year anniversary of his employment.
We also entered into a Relocation Assistance Letter with Mr. Papadopoulos in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
Bonny Simi
In November 2020, we entered into an employment offer letter with Ms. Simi that set forth the terms and conditions of her employment, including her initial annual base salary of $350,000. Under the terms of her employment offer letter, Ms. Simi also received a stock option to purchase 1,512,522 shares of the Company’s common stock, vesting over six years.
We also entered into a Relocation Assistance Letter with Ms. Simi in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
Kate DeHoff
In December 2020, we entered into an employment offer letter with Ms. DeHoff that sets forth the terms and conditions of her employment, including her initial annual base salary of $350,000 and an award of time-based stock options. In January 2021, Ms. DeHoff was awarded a new hire grant of 385,522 RSUs vesting over six years in lieu of the time-based option award provided for in her offer letter.
Termination and Change of Control Provisions
None of our named executive officers is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company, except that under our 2021 Incentive Award Plan if equity awards are not assumed or substituted in connection with a change in control, the vesting of such equity awards will fully accelerate, and if an NEO experiences a qualifying termination of employment within the period commencing three months prior to a change in control and ending 12 months after the change in control, the vesting of any equity awards that are assumed or substituted for will fully accelerate.

EXECUTIVE COMPENSATION
2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
JoeBen Bevirt	2023	619,616	—	3,471,919	4,000	4,095,534
Chief Executive Officer	2022	592,308	—	8,016,335	4,000	8,612,643
	2021	400,000	—	—	4,000	404,000

Matthew Field Chief Financial Officer	2023	519,615	—	1,651,701	104,000	2,275,316
	2022	495,192	300,000	2,277,688	61,934	3,134,814
	2021	304,327	200,000	4,828,787	45,007	5,378,121

Didier Papadopoulos President of Aircraft OEM	2023	519,615	—	2,063,257	254,000	2,836,872
	2022	495,192	50,000	2,233,266	586,473	3,364,931
	2021	—	—	—	—	—

Kate DeHoff General Counsel and Corporate Secretary	2023	419,615	—	1,306,392	4,000	1,730,007
	2022	398,077	—	1,927,688	4,000	2,329,765
	2021	—	—	—	—	—

Bonny Simi President of Operations	2023	419,615	—	1,490,446	104,000	2,014,061
	2022	398,077	—	350,000	54,000	802,077
	2021	350,000	—	—	4,000	354,000

(1)
Amounts reported represent the aggregate grant date fair value of RSU awards granted to our NEOs during 2023 under our 2021 Plan and the 2023 PSU Program, computed in accordance with FASB ASC Topic 718. See the discussion of Critical Accounting Policies in the Management’s Discussion and Analysis our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions used in calculating these values. The value for each award granted under the 2023 PSU Program that is reported in the table assumed a 63.33% probability of achievement at target. The grant date fair value of each award, assuming the maximum level of performance, is $930,000, $780,000, $1,040,000, $420,000 and $630,000 for Mr. Bevirt, Mr. Field, Mr. Papadopoulos, Ms. DeHoff and Ms. Simi, respectively.

(2)
The Stock Awards reported for 2022 have been revised to correct an error in the calculation of the value of RSU awards granted to our NEOs during 2022. The previously disclosed amounts overstated the value of Stock Awards granted to Mr. Bevirt, Mr. Field, Mr. Papadopoulos and Ms. DeHoff by $1,583,665, $422,310, $316,733 and $422,310, respectively. There is no change to the amount reported for Ms. Simi.

(3)
Amount reported for 2023 includes a $4,000 401(k) plan matching contribution for each of our NEOs and geographic differential compensation of $100,000, $250,000 and $100,000 for each of Mr. Field, Mr. Papadopoulos and Ms. Simi, respectively. Geographic differential compensation is more fully described above under “Relocation Packages” and “Employment and Offer Letters.”

2023 Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in 2023.

			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date	Award Type	Threshold (#/$)	Target (#/$)	Maximum (#/$)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
JoeBen Bevirt	6/30/2023	RSU(1)		303,951		—	3,118,537
	(2)	PSU(2)	$93,000	$558,000	$930,000	—	558,000
Matthew Field	6/21/2023	RSU(1)	—	98,784	—	—	677,658
	6/21/2023	RSU(3)	—	—	—	98,784	677,658
	(2)	PSU(2)	$78,000	$468,000	$780,000	—	468,000
Didier Papadopoulos	6/21/2023	RSU(1)	—	121,580	—	—	834,039
	6/21/2023	RSU(3)	—	—	—	121,580	834,039
	(2)	PSU(2)	$104,000	$624,000	$1,040,000	—	624,000
Kate DeHoff	6/21/2023	RSU(1)	—	83,586	—	—	573,400
	6/21/2023	RSU(3)	—	—	—	83,586	573,400
	(2)	PSU(2)	$42,000	$252,000	$420,000	—	252,000
Bonny Simi	6/21/2023	RSU(1)	—	91,185	—	—	625,529
	6/21/2023	RSU(3)	—	—	—	91,185	625,529
	(2)	PSU(2)	$63,000	$378,000	$630,000	—	378,000

(1)
Performance-based RSUs were granted under the 2021 Plan and vest on the third anniversary of the grant date provided that certain performance conditions related to certification are met on or before that date, subject to continued service.

(2)
Dollar-denominated target and maximum amounts were established by the Board and Compensation Committee in February 2023 for the 2023 performance period. Restricted stock unit awards were granted under the 2023 PSU Program after achievement of goals established under the 2023 PSU Program. On each date that the plan administrator determined that any 2023 PSU Program goal had been met, the participant became entitled to a number of RSUs equal to the percentage attributable to the achieved goal multiplied by the participant’s target award amount, divided by the volume-weighted average trading price of the Company’s common stock over the 20 consecutive trading day immediately preceding the date on which the goal was achieved. The RSUs vested in four equal installments on each of January 16, 2024, February 12, 2024, March 11, 2024, and April 16, 2024, subject to the participant’s continued employment through the vesting date.

(3)	Service-based RSUs were granted under the 2021 Plan and vest in equal quarterly installments over four years on the anniversary of July 1, 2023, subject to continued service.

2023 Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Market value of unearned shares or units of stock that have not vested ($)
JoeBen Bevirt							303,951(2)	2,021,274
					448,207(3)	2,980,577
					42,649(4)	283,616
Matthew Field							98,784(2)	656,914
					322,698(5)	2,145,942
					119,522(6)	794,821
					92,610(7)	615,857
					35,766(4)	237,844
Didier Papadopoulos							121,580(2)	808,507
					162,979(8)	1,083,810
					89,641(6)	596,113
					113,982(7)	757,980
					47,693(4)	317,158
Kate DeHoff							83,586(2)	555,847
					208,842(9)	1,388,799
					119,522(6)	794,821
					78,362(7)	521,107
					19,257(4)	128,059
Bonny Simi	918,432(10)	226,313(11)	$1.77	12/18/2030
							91,185(2)	606,380
					85,486(7)	568,482
					28,887(4)	192,099

(1)	Amount reported based on value of $6.65 per share, which was the closing price of our common stock on December 29, 2023.
(2)	RSUs that vest on June 21, 2026, provided that certain performance conditions related to certification are met on or before that date, subject to continued service.
(3)	RSUs that vest in equal quarterly installments through January 1, 2026, subject to continued service.
(4)	RSUs granted upon achievement of goals under the 2023 PSU Program that vest in in four equal installments on each of January 16, 2024, February 12, 2024, March 11, 2024, and April 16, 2024, subject to continued service.
(5)	RSUs that vest in equal quarterly installments through April 3, 2027, subject to continued service.
(6)	RSUs that vest in equal quarterly installments through January 1, 2026, subject to continued service.
(7)	RSUs that vest in equal quarterly installments through July 1, 2027, subject to continued service.
(8)	RSUs that vest in equal quarterly installments through June 14, 2027, subject to continued service.
(9)	RSUs that vest in equal quarterly installments through January 12, 2027, subject to continued service.

(10)	Option for which 529,940 shares were vested as of December 31, 2023. The remaining shares subject to the option vest in equal quarterly installments through December 15, 2026, subject to continued service.
(11)	Option that vests in equal quarterly installments through December 15, 2026, subject to continued service.

2023 Options Exercised and Stock Vested Table
The following table summarizes the value realized by our NEOs due to the vesting of RSU awards and the exercise of stock options during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
JoeBen Bevirt	—	—	520,002	2,289,817
Matthew Field	—	—	255,105	1,262,538
Didier Papadopoulos	—	—	239,464	1,079,438
Kate DeHoff	—	—	181,049	952,411
Bonny Simi	113,246	447,322	50,864	188,061

(1)	Represent the excess of the closing price of our common stock on the date of exercise over the exercise price of the underlying option, multiplied by the number of options exercised.
(2)	Represents the amount realized based on the product of the number of RSUs vested multiplied by the closing price of our common stock on the applicable vesting date.
Quantification of Potential Payments upon Termination or Change in Control
The table below reflects the intrinsic value of unvested equity awards that would have been accelerated had (i) a change in control occurred on December 31, 2023 and the outstanding equity awards were not assumed or substituted and/or (ii) a NEO’s employment with the Company been terminated as of December 31, 2023 and such termination occurred within the period commencing 3 months prior to a change in control and ending 12 months after the change in control. The numbers below are based on our closing stock price of $6.65 on December 31, 2023.

Name	Value of Benefit ($)
JoeBen Bevirt	5,285,467
Matthew Field	2,305,435
Didier Papadopoulos	2,479,758
Kate DeHoff	1,999,835
Bonny Simi	1,366,961
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are disclosing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO), and the annual total compensation of our Chief Executive Officer, Mr. Bevirt (our “CEO”), for 2023.
CEO Pay Ratio for 2023
•The median of the annual total compensation of all our employees, excluding our CEO, was $171,598;
•The annual total compensation of our CEO, as reported in the 2023 Summary Compensation Table included in this Proxy Statement, was $4,095,534; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 24 to 1.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Methodology
The methodology and the material assumptions, adjustments, and estimates used to identify the median of the annual total compensation of all our employees for 2023 were based on the following:
•Our median employee was identified from all full-time, part-time, seasonal, and temporary employees as of December 31, 2023, the last day of our fiscal year (other than our CEO). As of December 31, 2023, we and our consolidated subsidiaries employed approximately 1,748 individuals. Our employee population consisted of individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States. We did not include any contractors or other non-employee workers in our employee population.
•To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary or gross wages paid and (ii) the value of target annual bonus, which compensation measure was consistently applied. For simplicity and consistency across our organization, we used annual base salary or gross wages rate or the actual amount paid. Amounts under item (ii) above were annualized for any permanent employees who commenced work during 2023. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.
•We did not rely on the data privacy or de minimis exceptions allowed by SEC rules to exclude any non-U.S. employees from our employee population, nor did we make any cost-of-living adjustment.
•Compensation not paid in U.S. dollars was converted to U.S. dollars using the foreign exchange rates in effect as of December 31, 2023.
•All employees except for our CEO were ranked from lowest to highest with the median employee determined from this list.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the United States.
Calculation
Having identified our median employee using the aforementioned methodology, we then calculated the annual total of this employee for 2023 annual total compensation using the same methodology that we use for determining the annual total compensation of our named executive officers as reported in our 2023 Summary Compensation Table above.
We determined our CEO’s annual total compensation for fiscal 2023 as reported in our 2023 Summary Compensation Table above.
The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, therefore the pay ratio reported by other companies may not be comparable to our pay ratio. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Pay Versus Performance Table

Year	Summary Comp. Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Comp. Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income	Company Selected Measure
					TSR	Peer Group TSR(2)
2023	4,095,534	4,955,399	2,214,064	3,924,250	66.30	46.32	(513,050)	n/a
2022	8,612,643	5,403,553	2,407,897	(437,128)	33.40	31.78	(258,043)	n/a
2021	404,000	404,000	8,212,877	7,177,713	72.78	69.08	(180,324)	n/a
(1)Amounts represent compensation actually paid to our Principal Executive Officer (PEO) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	JoeBen Bevirt	Matthew Field, Didier Papadopoulos, Kate DeHoff and Bonny Simi
2022	JoeBen Bevirt	Matthew Field, Didier Papadopoulos, Kate DeHoff and Bonny Simi
2021	JoeBen Bevirt	Matthew Field and Eric Allison
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022		2023
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	—	(7,744,671)	(8,016,335)	(1,697,161)	(3,471,919)	(1,627,949)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	6,709,507	3,243,500	692,987	2,304,890	1,491,558
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—	—	(1,834,777)	1,479,083	1,397,679
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	1,563,745	286,686	—	39,821
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	—	—	(292,760)	547,810	409,076
TOTAL ADJUSTMENTS	—	(1,035,164)	(3,209,090)	(2,845,025)	859,864	1,710,186

(2)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of a peer group consisting of Archer Aviation Inc., Eve Holding, Inc., Joby Aviation, Inc., Lilium N.V., Vertical Aerospace Ltd. (“Peer Group”), as used in the Stock Performance Graph disclosed under Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2023. The amount reflected shows the annual change in value of $100 invested in the Peer Group on August 10, 2021, the date of our Merger with RTP, and assumes reinvestment of dividends, if any. Each of the companies in our Peer Group went public via merger with a special purpose acquisition company (“SPAC”). For Peer Group companies that completed their SPAC merger after August 10, 2021, the cumulative return for the Peer Group was weighted based on the market capitalization of each company based on the date of its SPAC merger.
(3)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards, the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023
Pay v. Performance Descriptive Disclosure
Since we were not a publicly traded company until August 2021, and are not yet generating operating revenues, we have not historically tied executive compensation to financial performance measures. Consequently, we have not included a Company-Selected Measure in our Pay Versus Performance Table. The primary way in which we tied executive pay to performance in 2023 was through our 2023 PSU Program, which awarded RSUs to our NEOs and employees for achieving key operational goals that move us closer to our ultimate goal of launching our commercial air service, which we believe will be the primary driver of operational revenues in the future.
Our CEO and average NEO Compensation Actually Paid (“CAP”) for 2023 was higher than the amount reflected in our Summary Compensation Table, reflecting an increase in our TSR, which was greater than our Peer Group TSR over the same period. Net income reflected a larger loss in 2023 than in 2022, reflecting ongoing investments in our certification and manufacturing efforts and increased headcount.
Tabular List of Performance Measures
As described above, the primary way in which we tied executive pay to performance in 2023 was through our 2023 PSU Program, which was based on operational goals. No financial performance measures were used by the Company is setting pay-for-performance compensation in 2023.
Compensation Policies and Practices Related to Risk Management
When establishing and reviewing the Company’s executive compensation program, the Compensation Committee worked with management and Compensia to determine whether the compensation encourages unnecessary or excessive risk taking and concluded that it does not. See the section entitled “Board of Directors and Corporate Governance – Our Board of Directors’ Role in Risk Oversight” for additional discussion of risk considerations.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Incentive Award Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).
The following table presents information as of December 31, 2023, with respect to compensation plans under which shares of our common stock may be issued.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	44,651,284	(2)	$0.70	91,577,967	(3)
Equity compensation plans not approved by security holders	—		$—	—
Total/Weighted Average/Total	44,651,284		$0.70	91,577,967
_______________
(1)Includes our 2021 Plan and our ESPP.
(2)Includes stock options outstanding under the 2016 Stock Option and Grant Plan (the “2016 Plan”). Joby ceased granting awards under the 2016 Plan effective August 10, 2021.
(3)Includes 80,671,660 shares available for issuance under the 2021 Plan and 10,906,307 shares available for issuance under the ESPP (of which up to a maximum of 4,225,000 shares may be purchased in the current offering periods under the ESPP, based on enrollment as of December 31, 2023). The number of shares available for issuance under the 2021 Plan will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares equal to 4% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors. Our compensation committee has not commenced or authorized any offerings pursuant to our ESPP but may do so at a future time. The number of shares of common stock available for issuance under the 2021 ESPP will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares of common stock equal to 0.5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described under “Executive Compensation” and “Management” above, the following is a description of each transaction since January 1, 2023, and each currently proposed transaction in which:
•the Company was or is to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any director, director nominee, executive officer or beneficial holder of more than 5% of capital stock of the Company, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Toyota Motor Corporation
In 2019, Legacy Joby entered into an Amended and Restated Collaboration Agreement (the “Collaboration Agreement”) with Toyota Motor Corporation (“Toyota”) in connection with Toyota’s purchase of Legacy Joby’s Series C preferred stock. The Collaboration Agreement defines the terms of the parties’ relationship in connection with certain planned collaboration projects.
In 2021, Toyota and Legacy Joby entered into the Toyota MOU, under which Toyota has the right to designate one designee for nomination to our board of directors. Tetsuo Ogawa is currently serving as Toyota’s designee on our board of directors.
In 2023, we entered into a long-term Supply Agreement with Toyota to supply key powertrain and actuation components for our aircraft (the “Toyota Supply Agreement”). The Company made payments to Toyota for these parts and materials totaling $1.3 million during the year ended December 31, 2023. Additionally, the Company identified an embedded finance lease within the Toyota Supply Agreement with Toyota for subassembly components in the amount of $3.8 million as of December 31, 2023.
SummerBio LLC
Beginning in 2020, Legacy Joby entered into certain transactions with SummerBio LLC. These included the purchase by Joby of COVID-19 testing services for Joby employees from SummerBio LLC, as well as Legacy Joby’s provision of personnel to SummerBio LLC to assist in SummerBio LLC’s research and development efforts. Certain holders of Legacy Joby capital stock, including (i) entities affiliated with Intel Capital Corporation, the Joby Trust, the Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, which is affiliated with Legacy Joby director, Sky Dayton, hold equity in SummerBio LLC. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, respectively. In June 2022, SummerBio notified the Company of its decision to wind down testing operations and close the business, which SummerBio substantially executed by the end of December 2022. As a result, the Company recorded an impairment loss on the Company’s investment of $6.4 million. The Company recognized income of $19.5 million (net of impairment loss) and $29.4 million for the years ended December 31, 2023 and 2022, respectively.
Joby Trust Ownership Interest in Vendors
Joby Trust holds 100% of the ownership interests in North Coast, LLC and North Coast Farms, LLC and holds 90% of the ownership interests in North Coast Remediation, LLC, each of which provide services to Joby. The services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $0.6 million and $0.7 million during the years ended December 31, 2023 and 2022, respectively. The Company owed these vendors an aggregate of $0.0 million and $0.0 million as of December 31, 2023 and 2022, respectively. JoeBen Bevirt, who is a director and officer of Joby, is affiliated with Joby Trust.
Director and Officer Indemnification
Joby’s charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Joby has entered into indemnification agreements with each of its directors and executive officers.

Registration Rights Agreement
In connection with the closing of the Merger, we and certain of our and RTP’s stockholders entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within thirty calendar days of the closing of the Merger. Certain stockholders party to the agreement may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of Joby Aviation’s executive officers or directors;
•any person who is known to be the beneficial owner of more than 5% of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
Our Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP, our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”). Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Form 10-K for filing with the SEC.
Audit Committee
 Laura Wright, Chair
Aicha Evans
Halimah DeLaine Prado

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC. As a matter of practice, our administrative staff assists our directors and executive officers in preparing these reports and typically files these reports on their behalf. We believe that all Section 16(a) filing requirements were met in fiscal year 2023.
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, California 95060
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is also available at ir.jobyaviation.com.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
JoeBen Bevirt
Chief Executive Officer
Santa Cruz, California
April 25, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JOBY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46107-P08468

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOBY AVIATION, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

1. Election of Directors
Nominees:

To be elected for terms expiring in 2027:	**For**	**Withhold**
1a. JoeBen Bevirt	☐	☐
1b. Aicha Evans	☐	☐
1c. Michael Thompson	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as Joby's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of Joby's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon, Joint owners each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V46108-P08468

PROXY

The undersigned hereby appoints Matthew Field and Kate DeHoff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Joby Aviation, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 14, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be marked, dated and signed on reverse side